UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 12, 2005

                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
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             (Exact name of registrant as specified in its charter)

             Nevada                     000-106839             88-0492134
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 (State or other jurisdiction of        (Commission         (I.R.S. Employer
  incorporation or organization)        File Number)        Identification No.)

          114 West Magnolia Street, Suite 400-142
                      Bellingham, WA                             98225
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         (Address of principal executive offices)             (Zip Code)

                                  360-392-3902
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              (Registrant's telephone number, including area code)

                                       n/a
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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              ITEM 1.01--ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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         On April 12, 2005, Essential Innovations Technology Corp. ("Essential")
and Diamondview Developments Ltd., a Canadian limited partnership ("Diamondview"), entered into an Agreement to Provide Exclusive Geoexchange Project Services dated April 7, 2005 (the "Agreement"). One of the principals of Diamondview is Paul Yu, who has served as a consultant to Essential for several years and owns less than 3% of Essential's issued and outstanding common stock.

         Diamondview owns property in Westbank, British Columbia, and is in the process of becoming a developer owner (as defined under the Strata Property Act of British Columbia). Under its freehold title, Diamondview owns, administers, manages and controls the lands and building lots municipally known as the Diamondview Project. Diamondview has determined that the Strata lot residential project on these lands will be serviced and supplied with a fully-installed geoexchange heating, ventilation and air-conditioning system for each individual lot and residence. The Diamondview Project in Westbank is anticipated to be comprised of 70 Strata lots.

         Under the terms of the Agreement, Diamondview has granted Essential the exclusive right to provide geoexchange heating systems and ongoing geothermal services to each of the residential properties in the development. Diamondview will include language within the property disclosure statements that will cause the Strata Corporation governing each of the home sites and residences on the property to be bound to an energy service contract under an operating lease with Essential for such geothermal services to be provided by Essential. Essential will install a geothermal loop field for use by the development's residences. Essential is to then charge each homebuyer initially for the geoexchange system and its installation within the interior of each residence, while collecting ongoing lease payments per month from the Strata Corporation for a period of 25 years for use of the geothermal loop field.

         In exchange for the exclusive right to provide geoexchange heating systems and ongoing geothermal services to each of the residential properties in the proposed development, Essential has agreed to issue to Diamondview 225,000 shares of restricted common stock. If the market price of Essential's common stock is lower than $1.00 per share one year from the date of issuance of the common stock, the Agreement requires Essential to issue additional shares of common stock to equal an intended value of $225,000. In addition, Essential will issue Diamondview options to purchase 150,000 shares of common stock, 75,000 of which will have an exercise price of $0.75 and 75,000 of which will have an exercise price of $1.00 per share. The options will expire March 31, 2010.

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               ITEM 3.02--UNREGISTERED SALES OF EQUITY SECURITIES
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         As discussed in Item 1.01 above, Essential agreed to issue 225,000 shares of common stock, an additional number of shares of common stock to be determined in one year if Essential's common stock is then trading at less than $1.00 per share, and options to purchase an additional 150,000 shares of common stock. No general solicitation was used, and the agreement was reached as the result of arm's-length negotiations between representatives of Diamondview and Essential's executive officers. Diamondview represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.


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                             ITEM 8.01--OTHER EVENTS
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         Effective April 15, 2005, Essential's common stock is now quoted for trading on the OTC Bulletin Board and on the Pink Sheets under the trading symbol ESIV.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ESSENTIAL INNOVATIONS TECHNOLOGY CORP.


Date: April 18, 2005                    By  /s/ Jason McDiarmid
                                          -------------------------------------
                                          Jason McDiarmid
                                          Its President

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